Richardson Electronics 10-K

Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

Richardson Electronics, Ltd.

LaFox, Illinois

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (No. 333-04767, 333-129828, 333-182907, 333-206044, 333-227876 and 333-249383) of Richardson Electronics, Ltd. (the Company) of our reports dated August 5, 2024, relating to the consolidated financial statements, and the effectiveness of the Company's internal control over financial reporting, which appear in this Annual Report on Form 10-K.

/s/BDO USA, P.C.

Chicago, Illinois

August 5, 2024